UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2026

DYNATRACE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Congress Street, 11th Floor
Boston,	Massachusetts	02210
(Address of principal executive offices)		(Zip Code)
(781) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.              Entry Into a Material Definitive Agreement.

On August 20, 2026, Dynatrace LLC (the “Issuer”), an indirect wholly owned subsidiary of Dynatrace, Inc. (the “Guarantor”), issued $1.4375 billion aggregate principal amount of 0.00% Exchangeable Senior Notes due 2031 (the “Notes”), which included $187.5 million principal amount of Notes purchased pursuant to the full exercise of the option granted to the Initial Purchasers (as defined below) in the Purchase Agreement (as defined below). The Notes were issued in a private placement (the “Offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are senior, unsecured obligations of the Issuer and are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantor (the “Guarantee”). The Notes will not bear regular interest and the principal amount of the Notes will not accrete. The Notes will mature on September 1, 2031, unless earlier exchanged, redeemed or repurchased. In connection with the Offering, the Issuer and the Guarantor entered into a purchase agreement, dated August 17, 2026 (the “Purchase Agreement”), with Goldman Sachs & Co. LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and BMO Capital Markets Corp., as representatives of the several initial purchasers named therein (the “Initial Purchasers”).

The net proceeds from the sale of the Notes were approximately $1.411 billion, after deducting the Initial Purchasers’ discounts and commissions and estimated Offering expenses payable by the Issuer. The Issuer used approximately $167.8 million of the net proceeds from the Offering to pay the cost of the exchangeable note hedge transactions described below (after such cost was partially offset by the proceeds to the Guarantor from the sale of the Warrants (as defined below) under the warrant transactions described below). In addition, the Issuer used approximately $134.7 million of the net proceeds from the Offering to repurchase approximately 2.83 million shares of the Guarantor’s common stock, $0.001 per share (the “Common Stock”), from certain purchasers of the Notes in privately negotiated transactions. The price per share of the Common Stock so repurchased was equal to $47.61, which was the last reported sale price per share of the Common Stock on The New York Stock Exchange on August 17, 2026. The Issuer intends to use the remainder of the net proceeds for general corporate purposes.

Indenture

The Issuer issued the Notes pursuant to an indenture, dated as of August 20, 2026 (the “Indenture”), among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association, as trustee.

The Notes are exchangeable at an initial exchange rate of 15.5585 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $64.27 per share of Common Stock, which represents an exchange premium of approximately 35.0% to the last reported sale price of $47.61 per share of Common Stock on The New York Stock Exchange on August 17, 2026). The initial exchange rate is subject to adjustment, as provided in the Indenture. Upon exchange of the Notes, the Issuer will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Issuer’s election. Prior to the close of business on the business day immediately preceding June 1, 2031, the Notes are exchangeable at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods described in the Indenture. On or after June 1, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be exchangeable at the option of the noteholders at any time regardless of these conditions or periods.

The Issuer may not redeem the Notes prior to September 6, 2029, except in the event of a Cleanup Redemption (as defined below). On or after September 6, 2029 and prior to the 21st scheduled trading day immediately preceding the maturity date, the Issuer may redeem for cash all or any portion of the Notes (subject to a partial redemption limitation set forth in the Indenture), at its option, if the last reported sale price of the Common Stock has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption (an “Optional Redemption”). In addition, subject to certain conditions, the Issuer may redeem for cash all, but not less than all, of the Notes at any time prior to the 21st scheduled trading day immediately preceding the maturity date if the aggregate principal amount of the Notes that remains outstanding at such time is less than $100 million (a “Cleanup Redemption”). The redemption price for any Note called for Optional Redemption or Cleanup Redemption will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the related redemption date. No sinking fund is provided for the Notes.

Subject to certain conditions, holders of the Notes will have the right to require the Issuer to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the Indenture) at a repurchase price of 100% of their principal amount plus any accrued and unpaid special interest, if any. In connection with certain corporate events or if the Issuer calls any Notes for redemption, the Issuer will, under certain circumstances, increase the exchange rate for noteholders who elect to exchange their Notes in connection with any such corporate event or exchange their Notes called for redemption.

The Notes and the Guarantee are the Issuer’s and the Guarantor’s senior unsecured obligations, respectively, and, as applicable, rank senior in right of payment to any of the Issuer’s and the Guarantor’s indebtedness that is expressly subordinated in right of payment to the Notes or the Guarantee, as applicable, rank equal in right of payment with any of the Issuer’s or the Guarantor’s liabilities that are not so subordinated, are effectively subordinated in right of payment to any of the Issuer’s or the Guarantor’s secured indebtedness to the extent of the value of the assets securing such indebtedness and are effectively subordinated to all indebtedness and other liabilities (including trade payables) of the Issuer’s and the Guarantor’s respective subsidiaries (other than the Issuer).

The Indenture provides for customary events of default, all as described in the Indenture.

With the exception of covenants restricting the Issuer’s and Guarantor’s ability to merge, consolidate or sell substantially all of their respective assets, the Indenture does not provide for any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the Issuer, the Guarantor or any of the Issuer’s or the Guarantor’s subsidiaries.

The description of the Indenture and the Notes above is a summary and is qualified in its entirety by reference to the text of the Indenture and form of the Notes, copies of which are included as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Exchangeable Note Hedge Transactions

On August 17, 2026, concurrently with the pricing of the Notes, and August 19, 2026, concurrently with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Issuer and the Guarantor entered into privately negotiated exchangeable note hedge transactions (the “Purchased Options”) with certain of the Initial Purchasers or affiliates thereof and certain other financial institutions (the “Counterparties”). The Purchased Options cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, approximately 22.4 million shares of Common Stock, which is equal to the number of shares of Common Stock that initially underlie the Notes, at an initial strike price of $64.2735 per share. The Purchased Options will expire upon the maturity of the Notes, if not earlier exercised or terminated. A copy of the form of confirmation for the Purchased Options is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Purchased Options are expected generally to reduce the potential dilution to the Common Stock upon any exchange of Notes and/or offset any cash payments the Issuer is required to make in excess of the principal amount of exchanged Notes, as the case may be. The Purchased Options are separate transactions, entered into by the Issuer and the Guarantor with the Counterparties, and are not part of the terms of the Notes.

Warrant Transactions

Separately from the Purchased Options, on August 17, 2026, concurrently with the pricing of the Notes, and August 19, 2026, concurrently with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Guarantor entered into privately negotiated warrant transactions to sell to the Counterparties warrants (the “Warrants”) to acquire, collectively, subject to customary anti-dilution adjustments, up to the same number of shares of Common Stock covered by the Purchased Options at an initial strike price of $107.1225 per share, which represents a premium of 125.0% to the last reported sale price per share of the Common Stock on The New York Stock Exchange on August 17, 2026, and is subject to certain adjustments under the terms of the Warrant Transactions. A copy of the form of confirmation for the Warrants is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The warrant transactions could separately have a dilutive effect to the Common Stock to the extent that the market price per share of Common Stock, as measured under the Warrants, exceeds the strike price of the Warrants. The warrant transactions are separate transactions, entered into by the Guarantor with the Counterparties, and are not part of the terms of the Notes.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Notes, the Issuer terminated its senior secured revolving credit facility under that certain Credit Agreement dated as of December 2, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Dynatrace Intermediate LLC, a Delaware limited liability company, the Issuer, the direct and indirect subsidiaries of the Issuer from time to time party thereto, as Guarantors, the several financial institutions from time to time party thereto, as lenders, and BMO Bank N.A., as Administrative Agent. The only outstanding obligations under the Credit Agreement were certain letters of credit, which were cash collateralized using a portion of the Guarantor's cash balance.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information with respect to the Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Issuer offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and for resale by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Issuer relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The Guarantor offered and sold the Warrants to the Counterparties in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Guarantor relied on such exemption from registration based in part on representations made by the Counterparties in the confirmations for the Warrants.

The Notes, the Guarantee, the Warrants, the shares of Common Stock deliverable upon exchange of the Notes in certain circumstances and the shares of Common Stock issuable upon exercise of the Warrants in certain circumstances, have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of Common Stock are issued upon exchange of the Notes in accordance with the Indenture or upon exercise of the Warrants, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof. Initially, a maximum of 30,193,106 shares of the Guarantor’s Common Stock may be issued upon exchange of the Notes, based on the initial maximum exchange rate of 21.0039 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. Initially, a maximum of 44,730,688 shares of Common Stock may be issued upon exercise of the Warrants, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

On August 17, 2026, the Guarantor issued a press release announcing the proposed Offering.

On August 18, 2026, the Guarantor issued a press release announcing the pricing of the Offering.

Copies of the foregoing press releases are included as Exhibits 99.1 and 99.2 and are incorporated into this Item 8.01 of this Current Report on Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of August 20, 2026, among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association
4.2	Form of 0.00% Exchangeable Senior Notes due 2031 (included in Exhibit 4.1)
10.1	Form of Confirmation for Purchased Options
10.2	Form of Confirmation for Warrants
99.1	Press Release issued by Dynatrace, Inc. related to the announcement of the Offering, dated August 17, 2026
99.2	Press Release issued by Dynatrace, Inc. related to the pricing of the Offering, dated August 18, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2026	DYNATRACE, INC.

	By:	/s/ Nicole Fitzpatrick
Name: Nicole Fitzpatrick
Title: Executive Vice President, Chief Legal Officer & Secretary